UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2009

Date of Report (Date of earliest event reported)

Rival Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-49900 (Commission File Number)	43-2114971 (I.R.S. Employer Identification No.)
375 N. Stephanie Street, Henderson, Nevada (Address of principal executive offices)		89014 (Zip Code)

702-990-0884

(Registrant’s telephone number, including area code)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events or operating results are forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2009, Rival Technologies, Inc. (“Rival”) entered into a Senior Secured Convertible Note and a Security Agreement, dated December 9, 2009, with Epsom Investment Services NV, a Nevis corporation (“Epsom”).  The discussions below summarize the terms of these agreements and the agreements are attached to this current report as exhibits.  Please see the full text of the agreements for further details.

Senior Secured Convertible Note

The convertible note is in the principal amount of $649,441.62, with 10% interest per annum.  The convertible note represents the principal and interest Rival owes Epsom under a promissory note in the original principal sum of $500,000, dated August 1, 2007, and a promissory note in the original principal amount of $100,000, dated June 30, 2009.  The convertible note is secured by Rival’s personal property (See “Security Agreement,” below).  Rival may redeem and prepay the convertible note at any time without penalty.

The convertible note is payable upon demand and the conversion rate shall be determined by dividing the principal owed by the closing sale price of Rival’s common stock on the trading day prior to the notice of conversion.  Fractional shares shall be rounded up to a full share and the common stock issued in the conversion shall be restricted shares.  Rival must reserve authorized shares of common stock equal to 175% of the conversion rate so long as the convertible note is outstanding.  Epsom does not have any voting rights as the holder of the convertible note, however, the convertible note provides Epsom other rights as summarized below.

Epsom may demand full payment from Rival in the event of any default as summarized below:

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Suspension from trading or failure to be listed on an eligible market for a period of five consecutive trading days;

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Failure to cure a conversion failure;

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Failure to reserve authorized shares of common stock sufficient to convert the convertible note;

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Failure to pay principal or interest when due;

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Filing for bankruptcy or a court of competent jurisdiction ordering a bankruptcy proceeding;

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A final judgment against Rival in excess of $10,000;

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Breach of any condition or covenant of the convertible note;

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Altering the senior status of the convertible note;

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Commencement of an informal or formal SEC investigation; or

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Inability of Rival’s common stock to be transferred with DTC.

The convertible note restricts Rival’s authority to change management, recapitalize or restructure without the prior consent of Epsom.   Epsom may make changes to Rival’s board of directors and officers in its sole discretion.  Rival agreed that during the term of the convertible note if any additional officers and directors are appointed or elected to Rival’s management, then each director and officer will execute a resignation that states the person will resign his position at such time as Epsom may choose and accept.   Also, Epsom shall select persons for any vacancies and a majority of the board shall be persons that Epsom shall select.

Epsom must consent to any change in Rival’s capital structure or revision of its articles of incorporation or bylaws.  Rival must obtain Epsom’s consent to issue or sell shares of common stock or grant options or convertible securities.  In the event Rival issues common stock or sells any options, convertible securities or rights to purchase stock, warrants or property, then Epsom shall be granted the same purchase rights in an amount equal to the shares that could be acquired upon complete conversion of the convertible note at that time.  In addition, if any shares issued or sold or other purchase rights have a price less than the conversion price of the convertible note, then the conversion price for the convertible note shall be reduced accordingly.  The convertible note also provides anti-dilution provisions for reverse or forward stock splits.

The convertible note provides that Epsom must approve any written agreements related to a merger, consolidation or sale of assets by Rival.  Any surviving entity must assume the obligation of the convertible note and maintain its senior ranking to all other debts or Epsom may demand redemption of the convertible note.  The convertible note provides a right of redemption to Epsom in the event of a change of control.  Rival must notify Epsom of any change in control and Epsom may require Rival to convert a portion of the convertible note into cash or, until the cash payment is paid in full, by conversion into shares; the amount to be based upon the formula as outlined in the convertible note.

Security Agreement

The security agreement provides Epsom with a security interest in Rival’s personal property currently existing or acquired at a later date.  The collateral includes all cash, bank accounts, goods, equipment, fixtures, intangibles, proceeds, chattel paper, inventory, accounts, patents, licences and intellectual property.  Rival has agreed to perfect and protect the security interest held by Epsom and allows Epsom to take any necessary steps to protect its security interest.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

No.

Description

10.1

Senior Secured Convertible Note between Rival and Epsom Investment Services, NV, dated December 9, 2009

10.2

Security Agreement between Rival and Epsom Investment Services, NV, dated December 9, 2009

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2010	RIVAL TECHNOLOGIES, INC. By: /s/ Douglas B. Thomas Douglas B. Thomas, CEO